EXHIBIT 4.10


                    STOCK ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Stock Assignment and Assumption Agreement ("Assignment Agreement") is entered into this 17th day of January 1997, by and among PB Capital Partners, L.P., a Delaware limited partnership ("Assignor"), The Common Fund for
Non-Profit Organizations ("Assignee"), Richard C. Blum & Associates, L.P. ("RCBA"), and Perini Corporation ("Seller").

         WHEREAS, Assignor is a party to a Stock Purchase and Sale Agreement by and among Assignor, Seller, and RCBA, dated July 24, 1996, together with all exhibits and schedules thereto and all amendments and modifications thereof (collectively referred to as the "Stock Purchase Agreement"), pursuant to which Assignor agreed to purchase 150,150 shares of newly issued Series B Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), of Seller for $30,030,000;

         WHEREAS, Assignor wishes to assign to Assignee, and Assignee wishes to accept assignment from Assignor, (i) all of Assignor's rights and obligations under the Stock Purchase Agreement to purchase from Seller 23,300 shares of Series B Preferred Stock of Seller (the "Assigned Shares"), and (ii) all other rights, remedies, and obligations of Assignor under the Stock Purchase Agreement with respect to the Assigned Shares;

         WHEREAS,  pursuant to an Investment  Management  Agreement between RCBA
and  Assignee,   dated  July  1,  1993,  RCBA  is  the  investment  manager  and attorney-in-fact for the Assignee with respect to certain investments;

         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the parties agrees as follows:

         1.       Assignment and Assumption.

         (a) Upon the terms and subject to the conditions appearing herein, the Assignor hereby transfers, assigns and delegates to the Assignee all of Assignor's rights, title, interest, remedies, duties and obligations relating to the purchase of the Assigned Shares under the Stock Purchase Agreement (collectively, the "Assigned Rights").

         (b) Upon the terms and subject to the conditions appearing herein, on the basis of the representations, warranties and covenants of Seller in the Stock Purchase Agreement, Assignee hereby accepts the foregoing assignment and delegation and, in addition, expressly assumes and agrees to keep, perform and fulfill all of the terms, covenants, conditions, duties and obligations insofar as they relate to the Assignee's purchase of the Assigned Shares of the Series B Preferred Stock which are required to be kept, performed and fulfilled by the Assignor pursuant to the Stock Purchase Agreement from and after the date of this Assignment. Assignor represents and warrants that it has delivered to Assignee a true and complete copy of the Stock Purchase Agreement.

         (c)      Assignor, Assignee and Seller hereby agree as follows:

                  (1) All obligations of Assignor and Assignee under the Stock Purchase Agreement shall be several, and Assignee and Assignor shall not be jointly obligated in any respect.

                  (2) All covenants, duties, obligations and liabilities of Assignee arising under the Stock Purchase Agreement as a result of this Agreement shall be limited to the covenants, duties, obligations and liabilities that relate to the Assigned Shares. Without limiting the generality of the immediately preceding sentence, neither Assignee nor Assignor shall have any responsibility for any breach or default, or failure in performance, of the other under the Stock Purchase Agreement.

                  (3) Except as hereinafter provided, wherever in the Stock Purchase Agreement there is any reference to "Purchaser", as defined in the Stock Purchase Agreement, that reference shall mean and refer to each of "Purchaser" and "The Common Fund for NonProfit Organizations." Without limiting the generality of the foregoing, (i) all obligations of Seller to Purchaser, including, without limitation, those arising under the representations, warranties and covenants of Seller in, or as provided for under, the Stock Purchase Agreement, shall be to each of Assignor and Assignee, (ii) all approvals, agreements, consents and waivers of Purchaser under the Stock Purchase Agreement must be given by each of Assignor and Assignee, (iii) all disclosures that Seller is required to make to Purchaser under the Stock Purchase Agreement or applicable law and all information that Seller must provide to Purchaser must be made and provided to Assignor and Assignee, and
(iv) the Stock Purchase Agreement may not be amended or modified without the written consent of each of Assignor and Assignee.

                  (4) Assignee shall not make any representations or warranties of Assignor under Article VI of the Stock Purchase Agreement. RCBA represents and warrants to Seller that it has all requisite power and authority to execute, deliver, and perform this Agreement on behalf of Assignee.

                  (5) Seller shall take reasonable measures to establish procedures to deal with, and minimize the effects of, conflicts of interest of directors and officers of Seller and shall from time to time provide Assignee with such information with respect to such procedures and their application to specific circumstances as Assignee may reasonably request.

                  (6) All notices to Assignee under the Stock Purchase Agreement shall be given in the manner provided in Section 14.1 thereof and to Assignee as follows:

         If to Assignee:

                           The Common Fund for Non-Profit Organizations
                           c/o Richard C. Blum & Associates, L.P.
                           909 Montgomery Street
                           Suite 400
                           San Francisco, California 94133
                           Facsimile: 415-434-3130

                  (7) Assignee's obligation to purchase the Assigned Shares shall be conditioned upon Assignor's representations and warranties in Section 3(d) hereof being true and correct as of the Closing Date.

                  (8) The Stock Purchase Agreement is hereby amended to incorporate the foregoing provisions of this Section 1(c) to the extent necessary to give effect to such provisions and to avoid any inconsistency between such provisions and the Stock Purchase Agreement.

         2. Modification. This Assignment Agreement shall not be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         3. Notices. Any notice, demand or other communication that any party hereto may give to anyone interested hereunder shall be sufficiently given if given in the manner provided in Section 14.1 of the Stock Purchase Agreement; to Assignor as specified in such Section 14.1; and to Assignee as specified in
Section 1(c)(12) of this Agreement.

         4. Binding Effect. Upon execution by both of the parties hereto, this Assignment Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors and legal representatives, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity and except to the extent that rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws.

         5. Entire Agreement. This Assignment Agreement, together with the Stock Purchase Agreement, the Registration Rights Agreement, the Certificate of Vote of Directors with respect to the Series B Preferred Stock and the Shareholders' Agreement constitute the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

         6. Assignability. This Assignment Agreement is not transferable or assignable by any party hereto.

         7. Applicable Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

         8. Counterparts. This Assignment Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  entered  into  this
Assignment Agreement as of the date first written above.

THE COMMON FUND FOR
NON-PROFIT ORGANIZATIONS

By:    Richard C. Blum & Associates, L.P.,
       its attorney-in-fact

       By:   Richard C. Blum & Associates,
             Inc., its General Partner

             By:   __________________
                   Marc Scholvinck, Chief
                   Financial Officer and
                   Managing Director


PB CAPITAL PARTNERS,  L.P.

By:    Richard C. Blum & Associates, L.P.,
       its General Partner

       By:   Richard C. Blum & Associates,
             Inc., its General Partner

             By:   __________________
                   Marc Scholvinck, Chief
                   Financial Officer and
                   Managing Director

PERINI CORPORATION

By:    _____________________________

RICHARD C. BLUM & ASSOCIATES,
L.P.

By:    Richard C. Blum & Associates, L.P.,
       its General Partner

By:    ______________________________
       Marc Scholvinck, Chief Financial
       Officer and Managing Director


358616.c1